UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
October 25, 2006

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 2.02. Results of Operations and Financial Condition.

        Certain portions of our press release dated October 25, 2006, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 2.02. They are as follows:

  Certain portions of the 1st  paragraph relating to net sales for the third quarter and the nine month period ended September 30, 2006
  The 2nd and 3rd  paragraphs relating to net sales for the third quarter and the nine month period ended September 30, 2006

Item 7.01. Regulation FD Disclosure.

        Certain portions of our press release dated October 25, 2006, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

  The last sentence of the 1st paragraph relating to plans to release operating results for the third quarter ended September 30, 2006
  The 4th paragraph relating to proposed product launches for the balance of 2006 and for 2007
  The 5th  paragraph relating to 2006 guidance, SFAS 123(R) and 2006 anticipated after tax charges
  The 7th paragraph relating to forward looking information
  The balance of such press release not otherwise incorporated by reference in Item 2.02

Item 9.01 Financial Statements and Exhibits.

        99.1 Our press release dated October 25, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: October 25, 2006

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President